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                                                                    Exhibit 99.1

PRESS CONTACT:                               COMPANY CONTACT:
Alicia McMahon                               Joyce Dreesen
Bates USA/Midwest Public Relations           CTI Group
317.686.7805 - amcmahon@batesww.com          317.262.4666- jdreesen@ctigroup.com
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                CTI Group Reports Improvement in 2Q 2003 Results

            INDIANAPOLIS--August 14, 2003--CTI Group (Holdings) Inc., (OTCBB:CTIG), a premier worldwide provider of enterprise-wide software engines and systems in the information technology industry, reported revenues of $3.2 million for the quarter ending June 30, 2003, compared to $3.1 million in the same period last year. The increase in revenue was primarily associated with the revenue generated from new customers. For the six months ended June 30, 2003, revenues decreased $0.3 million as compared to the same period last year, from $6.2 million to $5.9 million. The decrease in revenue was primarily associated with the impact of a prior year contract renewal with a major customer that required a reduced revenue rate structure.

            The Company reported net income of $43,000 or $0.00 cents per share for the quarter. The loss for the same three-month period last year was $1.5 million or $0.06 loss per share. For the six months ended June 30, 2003, the Company reported a net loss of $439,000 or $0.02 loss per share as compared to a net loss of $2.0 million or $0.07 loss per share in the prior year period. The improvement was largely attributable to cost containment measures, reductions in amortization expense and a prior period non-recurring director settlement.

            "We continue to focus on our customers and our core business, high volume transaction analysis." said Brad Houlberg, CEO, CTI Group. "Our improved results support our company's mission to assist corporations in generating revenue through offering business customers monthly transaction analysis capabilities and offerings; increasing customer lifetime value through higher retention and improved satisfaction; and controlling internal and external costs through analysis tools that intelligently manage transactions."








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About CTI Group

CTI Group (Holdings) Inc. is a premier, worldwide provider of next-generation billing management, telemanagement and data management software and services for communications service providers and their corporate customers. CTI Group's SmartBill(R), Proteus(TM) and MagnaFlex(R) offer a full array of solutions for traffic analysis, mediation, post-billing call analysis, and customer care and billing. CTI Group's products are in daily use by some of the top service providers in North America and the United Kingdom, and play a trusted role in managing telephony costs at major corporations around the world. Headquartered in Indianapolis, CTI Group maintains overseas offices in London. For more information, please visit CTI Group's website at www.ctigroup.com.
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Safe Harbor Statement
         This release may contain "forward-looking" statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenue, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and
(e) any statements using the words "could", "should", "anticipate", "expect", "may", "project", "intend" "will" or similar expressions. The Company's ability to predict projected results or the effect of events on the Company's operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. In addition to information provided elsewhere in this document, shareholders should consider the following: the risk that the Company will not be able to attract and retain customers to purchase its products, the risk that the Company will not be able to commercialize and market products; results of research and development; technological advances by third parties; competition; future capital needs of the Company; history of operating losses; dependence upon key personnel and general economic and business conditions. Readers are referred to documents filed by CTI Group with the U.S. Securities and Exchange Commission, including the Form 10-KSB for its most recent fiscal year ended December 31, 2002 and the Form 10-QSB for the quarter ending June 30, 2003.

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